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                                                                   Exhibit 10.13

                                   Schedule B

                                Energy West Inc.
                                  P.O. Box 2229
                           Great Falls, Montana 59403


June 5, 2003

D.A. Davidson & Co.
8 Third Avenue North
Great Falls, MT  59404

Gentlemen:

In connection with our engagement of D.A. Davidson & Co. ("DAVIDSON") as our financial advisor and investment banker, we hereby agree to indemnify and hold harmless DAVIDSON and its affiliates, and the respective directors, officers, shareholders, agents and employees of DAVIDSON (collectively the "Indemnified Persons"), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by them (including the reasonable fees and expenses of counsel) which are (a) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with our engagement of DAVIDSON, or (B) otherwise relate to or arise out of DAVIDSON's activities on our behalf under DAVIDSON's engagement, and we shall reimburse any Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding (collectively a "Claim"), whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. We will not, however, be responsible for any Claim, to the extent such Claim is finally judicially determined to have resulted from the gross negligence or willful misconduct of any person seeking indemnification hereunder. We further agree that no Indemnified Person shall have any liability to us for or in connection with our engagement of DAVIDSON except for any Claim incurred by us to the extent such Claim results from any Indemnified Person's gross negligence or willful misconduct.

We further agree that we will not, without the prior written consent of DAVIDSON, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person hereunder from any and all liability arising out of such Claim.

Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such


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Indemnified Person shall notify us in writing of such complaint or of such assertion or institution but failure to so notify us shall not relieve us from any obligation we may have hereunder, unless only to the extent such failure results in actual prejudice, and will not in any event relieve us from any other obligation or liability we may have to any Indemnified Person otherwise than under this Agreement. If we so elect or are requested by such Indemnified Person, we will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel. If, however, such Indemnified Person reasonably determines that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and us, and such Indemnified Person reasonably concludes that there may be legal defenses available to it different from or in addition to those available to us, then such Indemnified Person may employ its own separate counsel to represent or defend it in any such Claim and we shall pay the reasonable fees and expenses of such counsel. Notwithstanding the foregoing, the Company shall not be obligated to pay the fees and expenses for more that one separate legal counsel in connection with any Claim or group of related Claims. Notwithstanding anything herein to the contrary, if we fail timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Person shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or otherwise protect against the same, and shall be fully indemnified by us therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof; provided that no settlement or compromise of any such Claim shall be made by an Indemnified Person without the Company's advance written consent which consent shall not be withheld unreasonably. In any Claim in which we assume the defense, the Indemnified Person shall have the right to participate in such Claim and to retain its own counsel therefor at its own expense, subject, however, to our right to control such defense.

We agree that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason, then (whether or not DAVIDSON is the Indemnified Person), we and DAVIDSON shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to us, on the one hand, and DAVIDSON on the other, in connection with DAVIDSON's engagement referred to above, subject to the limitation that in no event shall the amount of DAVIDSON's contribution to such Claim exceed the amount of fees actually received by DAVIDSON from us pursuant to DAVIDSON's engagement. We hereby agree that the relative benefits to us, on the one hand, and DAVIDSON on the other, with respect to DAVIDSON's engagement shall be deemed in the same proportion as (a) the total value paid or proposed to be paid or received by us or our stockholders as the case may be, pursuant to the transaction (whether or not consummated) for which you are engaged to render services bears to (b) the fee actually paid to DAVIDSON in connection with such engagement; provided, however, that under no circumstances whatsoever shall DAVIDSON be required to contribute to any claim any amount in excess of the fee actually paid to it in connection with such engagement.

Our indemnity, reimbursement and contribution obligations under this Agreement shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Party may have at law or at equity.

If DAVIDSON or its personnel is required or requested by us to provide documentary evidence or testimony in connection with any proceeding arising from or relating to DAVIDSON's engagement,


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we agree to pay all reasonable expenses (including reasonable fees incurred for legal counsel) in complying therewith and $2,000 per day for sworn testimony or preparation therefor payable in advance.

It is understood that, in connection with DAVIDSON's engagement, DAVIDSON may be engaged to act in one or more additional capacities and that the terms of the original engagement or any such additional engagement may be embodied in one or more separate written agreements. The provisions of this Agreement shall apply to the original engagement, any such engagement and any modification of the original engagement or such engagement and shall remain in full force and effect following the completion or termination of DAVIDSON's engagement(s).

Very truly yours,

Energy West Inc.



By:      /s/Edward J. Bernica
         --------------------------------------------
         Edward J Bernica, President and Chief Executive Officer


Confirmed and Agreed to:

D.A. Davidson & Co.



By:      /s/Mark J. Semmens
         --------------------------------------------
         Mark J. Semmens, Managing Director



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